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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 15, 2004

WALTER INDUSTRIES, INC.
(Exact name of Registrant as specified in Charter)

Delaware (Jurisdiction of incorporation or organization)	001-13711 (Commission File Number)	13-3429953 (IRS Employer Identification No.)

4211 W. Boy Scout Boulevard
Tampa, Florida 33607
(Address of principal executive offices)

Registrant's telephone number, including area code: (813) 871-4811

Not Applicable
(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits

  99.1
  Press Release dated April 15, 2004.

  99.2
  Risk Factors.

Item 9. Regulation FD Disclosure

        On April 15, 2004, Walter Industries, Inc. (the "Company") issued a press release furnished herewith as Exhibit 99.1 announcing the pricing of the private placement of $150 million aggregate principal amount of convertible senior subordinated notes (up to $175.0 million if the initial purchasers exercise their option to purchase additional notes). In connection with the offering, the Company published the "Risk Factors" furnished herewith as Exhibit 99.2. Exhibits 99.1 and 99.2 are hereby incorporated by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.
By:	/s/ VICTOR P. PATRICK Name: Victor P. Patrick Title: Senior Vice President, General Counsel and Secretary

Dated: April 16, 2004

EXHIBIT INDEX

Exhibit Number	Title
99.1	Press Release dated April 15, 2004.
99.2	Risk Factors.

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SIGNATURES
EXHIBIT INDEX